Exhibit 99.1

                          STOCK SUBSCRIPTION AGREEMENT

                                DMA MINERALS INC.


TO:  BOARD OF DIRECTORS

RE: ACQUISITION OF COMMON SHARES OF DMA MINERALS INC. A NEVADA CORPORATION (THE "COMPANY")

Dear Sirs:

     Concurrent with execution of this Agreement, I hereby subscribe for _______________ shares of the Company's Common Stock (the "Shares") at a purchase price of US$0.05 per share, and tender herewith the sum of $________________ USD payable to DMA MINERALS INC. as full payment for the aggregate subscribed shares.

     In connection with your offer of Shares, I represent and warrant that I have received a copy of the Company's Prospectus dated _______________ (the "Prospectus").

     I understand that this Subscription Agreement is not binding on the Company until accepted by it, and that the Company reserves the right to accept or reject, in whole or in part and at its sole discretion, any Subscription Agreement. I further understand that no federal or state agency has made any determination as to the fairness of the offering for investment purposes, nor any recommendations or endorsement of the Shares.

     This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.









                       SIGNATURE PAGE FOLLOWS IMMEDIATELY

     IN WITNESS WHEREOF, the undersigned has executed this Agreement this _____ day of

_________________, 2006.


                                                    ----------------------------
                                                             Signature(s)

                                                    ----------------------------
                                                             Print Name

Print Name(s) in which Shares are to be registered:
                                                    ----------------------------


Address of Subscriber:
                                                    ----------------------------


                                                    ----------------------------

ACCEPTANCE

The foregoing subscription is hereby accepted and receipt of payment is hereby acknowledged with respect to the Shares subscribed for above.


                                                  DMA MINERALS INC.


                                                  By:
                                                     ---------------------------